UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817)  334-4100

Not Applicable

(Former name or former address, if changed since last report.)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On June 9, 2014, Basic Energy Services, Inc. (“Basic”) entered into an underwriting agreement (the “Underwriting Agreement”) dated June 9, 2014, among Basic, the selling stockholders named in Schedule II thereto (the “Selling Stockholders”) and Goldman, Sachs & Co. (the “Underwriter”), relating to the sale (the “Offering”) by the Selling Stockholders to the Underwriter of an aggregate of 6,000,000 shares of Basic’s common stock, par value $0.01 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Selling Stockholders granted an option to the Underwriter for a period of 30 days to purchase up to an additional 900,000 shares of Common Stock.

The material terms of the Offering are described in the prospectus supplement dated June 9, 2014, filed by Basic with the Securities and Exchange Commission (the “SEC”) on June 11, 2014 pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the SEC pursuant to an effective registration statement on Form S-3 (File No. 333-180673) filed by Basic under the Securities Act with the SEC on April 11, 2012.

In the Underwriting Agreement, Basic and the Selling Stockholders each agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Offering closed on June 12, 2014. Basic did not receive any proceeds from the Offering, and the number of outstanding shares of Basic’s Common Stock remained unchanged as a result of the Offering.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

1.1	Underwriting Agreement dated June 9, 2014, among Basic, the selling stockholders named in Schedule II thereto and Goldman, Sachs & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: June 13, 2014	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated June 9, 2014, among Basic, the selling stockholders named in Schedule II thereto and Goldman, Sachs & Co.